Exhibit 23.4

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-207141, 333-226729, 333-233913, 333-239498) and Form S-8 (Nos. 333-123540, 333-124441, 333-160512, 333-162674, 333-181422, 333-184344, 333-203175, 333-203176, 333-256179) of Overstock.com, Inc. of our report dated July 3, 2023 with respect to the consolidated financial statements of tZERO Group, Inc. in this amended Annual Report on Form 10-K/A.

/s/ BAKER TILLY US, LLP
New York, New York
July 3, 2023